EXHIBIT 10.1



                                                                  EXECUTION COPY








                              --------------------

                              INVESTMENT AGREEMENT

                              --------------------


                                     Between

                         QUANTRX BIOMEDICAL CORPORATION

                                       and

                               FLUOROPHARMA, INC.

                          Dated as of February 17, 2006


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                                TABLE OF CONTENTS
                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01. Certain Defined Terms ..........................................1
SECTION 1.02. Definitions ....................................................2
SECTION 1.03. Interpretation and Rules of Construction .......................2

                                   ARTICLE II

                                ISSUANCE OF STOCK

SECTION 2.01. Issuance of Common Stock ........................................2
SECTION 2.02. Payment of Payment Amount........................................2
SECTION 2.03. Closing .........................................................2
SECTION 2.04. Use of Proceeds .................................................2
SECTION 2.05. Closing Deliveries by the Company ...............................2
SECTION 2.06. Closing Deliveries by the Investor ..............................2
SECTION 2.07. Stage 2 Investment ..............................................2
SECTION 2.08. Stage 3 Investment ..............................................2
SECTION 2.09. Stage 4 Investment ..............................................2
SECTION 2.10. Acceleration of Investments .....................................2
SECTION 2.11. Issuance of Options .............................................2


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

SECTION 3.01. Organization, Authority and Qualification of the Company .......2
SECTION 3.02. Capitalization .................................................2
SECTION 3.03. No Conflict ....................................................2
SECTION 3.04. Governmental Consents and Approvals ............................2
SECTION 3.05. Financial Information; Books and Records .......................2
SECTION 3.06. Litigation .....................................................2
SECTION 3.07. Tax Matters ....................................................2
SECTION 3.08. Title to Properties ............................................2
SECTION 3.09. Intellectual Property ..........................................2
SECTION 3.10. Material Contracts .............................................2
SECTION 3.11. Governmental Approvals; Compliance with Laws ...................2
SECTION 3.12. Insurance Coverage .............................................2
SECTION 3.13. Employee Benefit Matters .......................................2
SECTION 3.14. No Brokers or Finders ..........................................2



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SECTION 3.15. Transactions with Affiliates ...................................2
SECTION 3.16. Corporate Records ..............................................2
SECTION 3.17. Disclosures ....................................................2
SECTION 3.18. Certain Payments ...............................................2
SECTION 3.19. Environmental...................................................2

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE INVESTOR

SECTION 4.01. Authorization ..................................................2
SECTION 4.02. Purchase Entirely for Own Account ..............................2
SECTION 4.03. Disclosure of Information ......................................2
SECTION 4.04. Investment Experience ..........................................2
SECTION 4.05. Restricted Securities ..........................................2
SECTION 4.06. Brokers' Fees ..................................................2
SECTION 4.07. No Public Market ...............................................2
SECTION 4.08. Securities Filings .............................................2

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

SECTION 5.01. Access to Information ..........................................2
SECTION 5.02. Notice of Developments .........................................2
SECTION 5.03. Right of First Refusal with Respect to Additional Financing.....2
SECTION 5.04. Further Action .................................................2

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

SECTION 6.01. Conditions to Obligations of the Company .......................2
SECTION 6.02. Conditions to Obligations of the Investor ......................2

                                   ARTICLE VII

                                 INDEMNIFICATION

SECTION 7.01. Survival of Representations and Warranties .....................2
SECTION 7.02. Indemnification by the Company .................................2
SECTION 7.03. Notice of Loss; Third Party Claims .............................2
SECTION 7.04. Survival of Covenants and Agreements ...........................2


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                                  ARTICLE VIII

                                   TERMINATION

SECTION 8.01. Termination ....................................................2
SECTION 8.02. Effect of Termination ..........................................2

                                   ARTICLE IX

                               GENERAL PROVISIONS

SECTION 9.01. Expenses .......................................................2
SECTION 9.02. Notices ........................................................2
SECTION 9.03. Public Announcements ...........................................2
SECTION 9.04. Severability ...................................................2
SECTION 9.05. Entire Agreement ...............................................2
SECTION 9.06. Assignment .....................................................2
SECTION 9.07. Amendment ......................................................2
SECTION 9.08. Waiver .........................................................2
SECTION 9.09. No Third Party Beneficiaries ...................................2
SECTION 9.10. Specific Performance ...........................................2
SECTION 9.11. Governing Law ..................................................2
SECTION 9.12. WAIVER OF JURY TRIAL ...........................................2
SECTION 9.13. Counterparts ...................................................2



EXHIBITS

A        Amended and Restated Investors' Rights Agreement

B        Option Agreement

C        Consulting Agreement

D        Pro Forma Capitalization Table


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              THIS INVESTMENT AGREEMENT (this "Agreement"), dated as of February
17, 2006, between QuantRx Biomedical Corporation, a Nevada corporation (the "Investor") and FluoroPharma, Inc., a Delaware corporation (the "Company").

              WHEREAS, the Company is a molecular imaging company headquartered in Boston, Massachusetts, and is engaged in the discovery, development and commercialization of proprietary products for the positron emission tomography;

              WHEREAS, the Investor is a healthcare technology company with broadly enabling technologies in point of use diagnostics;

              WHEREAS, the Company has agreed to issue to the Investor (i) 1,050,000 shares (the "Shares") of the Company's Common Stock, $0.001 par value (the "Common Stock"), and (ii) an option to purchase 230,000 shares of Common Stock at an exercise price of $0.75 (the "QuantRx Option"), in exchange for a capital contribution in the aggregate amount of $1,500,000 (the "Payment Amount"); and

              WHEREAS, the Investor and the Company intend for the Investor to acquire a majority interest in the Company through a series of staged investments, which will take the form of cash investments by the Investor in the Company at increasing valuations, with the Investor's participation in each staged investment being at the Investor's sole discretion;

              NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Investor and the Company hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

              SECTION 1.01. Certain Defined Terms. For purposes of this
Agreement:

              "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

              "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

              'Amended and Restated Investors' Rights Agreement" means an amended and restated Investors' Rights Agreement substantially in the form attached hereto Exhibit A.

              "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

              "Board" means the Board of Directors of the Company.


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              "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

              "Company Affiliate" means any other Person under common control with the Company within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

              "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

              "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, delivered by the Company to the Investor in connection with this Agreement.

              "Encumbrance" means any security interest, pledge, hypothecation, mortgage, lien (including environmental and tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

              "Environmental Claim" means any claim, action, cause of action, investigation of which the Company is aware, or notice by any Person to the Company alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased, used or operated by the Company, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

              "Environmental Laws" means all Federal, state, local, and foreign statute, law, regulation, ordinance, rule, judgment, order, decree or other governmental requirement or restriction relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata and natural resources), including laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

              "GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

              "Governmental Authority" means any federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body having actual legal jurisdiction over the person, place or transaction in question.


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              "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

              "Knowledge of the Company" means the actual knowledge of Marc E. Lanser and Dr. David R. Elmaleh with respect to the Company's corporate, legal and financial affairs, after due inquiry.

              "Law" means any applicable federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

              "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

              "Material Adverse Effect" means a material adverse effect on the assets (including intangible assets), liabilities, condition (financial or other), business, properties, results of operations or prospects of the Company taken as a whole.

              "Materials of Environmental Concern" means chemicals, pollutants, contaminants, industrial, toxic or hazardous wastes, substances or constituents, petroleum and petroleum products (or any by-product or constituent thereof), asbestos or asbestos-containing materials, lead or lead-based paints or materials, PCBs, or radon.

              "Person" means an individual, a corporation, an association, a joint venture, a partnership, a limited liability company, an estate, a trust, an unincorporated organization and any other entity or organization, governmental or otherwise.

              "Payment Amount Bank Account" means a bank account in the United States to be designated by the Company in a written notice to the Investor at least five Business Days before the Closing.

              "Stock Option Plan" means the Company's Equity Incentive Plan adopted on January 1, 2004, as amended.

              "Transaction Documents" means, collectively, this Agreement, the Amended and Restated Investors' Rights Agreement and the Option Agreement.

              SECTION 1.02. Definitions. The following terms have the meanings set forth in the Sections set forth below:

              Definition                                Location
              ----------                                --------

              "Additional Financing" ...................5.03(a)
              "Agreement" ..............................Preamble
              "Benefit Plan" ...........................3.13(a)
              "Closing" ................................2.03


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              Definition                                Location
              ----------                                --------

              "Closing Date" ...........................2.03
              "Common Stock" ...........................Recitals
              "Company" ................................Preamble
              "Company Employees" ......................3.13(c)
              "Compensation Agreements" ................3.13(c)
              "Compound" ...............................2.07
              "ERISA" ..................................3.13(a)
              "Financial Statements" ...................3.05(a)
              "IP License Agreements" ..................3.09(e)
              "Indemnified Party" ......................7.02(a)
              "Indemnifying Party" .....................7.02(a)
              "Intellectual Property" ..................3.09(a)
              "Loss" ...................................7.02(a)
              "Material Contracts" .....................3.10(a)
              "Investor" ...............................Preamble
              "Offer Notice" ...........................5.03(b)
              "Options" ................................2.11
              "Payment Amount" .........................Recitals
              "Option Agreement" .......................2.05(b)
              "Preferred Stock" ........................3.02(a)
              "QuantRx Option" .........................Recitals
              "Securities Act" .........................2.12
              "Shares" .................................Recitals
              "SEC" ....................................3.11(b)(iii)
              "Stage 2 Investment" .....................2.07
              "Stage 3 Investment" .....................2.08
              "Stage 4 Investment" .....................2.09
              "Staged Investment .......................2.10
              "Strategic Partner" ......................5.03(a)
              "Taxes" ..................................3.07(a)
              "Taxing Authority" .......................3.07(e)
              "Tax Returns" ............................3.07(c)
              ""Third Party Claim" .....................7.05(b)
              ""Title Company" .........................6.02(g)


              SECTION 1.03. Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

                 (a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated;

                 (b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;


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                 (c)    whenever the words "include," "includes" or "including"
          are used in this Agreement, they are deemed to be followed by the words "without limitation";

                 (d) the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

                 (e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

                 (f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

                 (g) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

                 (h) references to a Person are also to its successors and permitted assigns; and

                 (i) the use of "or" is not intended to be exclusive unless expressly indicated otherwise.

                                   ARTICLE II

                                ISSUANCE OF STOCK

              SECTION 2.01. Issuance of Common Stock. Upon the terms and subject to the conditions of this Agreement and in reliance on the representations, warranties and covenants herein set forth, the Company shall issue the Shares and the QuantRx Option to the Investor in exchange for the contribution to the Company of the Payment Amount as set forth herein.

              SECTION 2.02. Payment of Payment Amount. The Payment Amount shall be paid to the Company as follows: (i) the Company shall credit an amount equal to $250,000 that it has already received in cash from the Investor toward payment of the Payment Amount, (ii) the Investor shall pay at the Closing an amount equal to $750,000 in cash by wire transfer and (iii) the Investor shall pay, within 120 days after the Closing Date, an amount equal to $500,000 in cash by wire transfer. In the event that the Investor does not make the foregoing $500,000 payment, then the QuantRx Option shall terminate and the Investor shall lose its rights with respect to Board participation (which rights are set forth in the Amended and Restated Investors' Rights Agreement). Immediately upon, and in no event later than two Business Days after, the Investor makes the $500,000 payment as described in (iii) above, the Company shall deliver or cause to be delivered to the Investor a stock certificate representing 350,000 shares of Common Stock duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to the Investor and with all required stock transfer tax stamps affixed. If the Investor fails to make all of the payments set forth in this Section 2.02, the Investor will lose all rights (x)


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to make future investments in the Company as described in Sections 2.07, 2.08 and 2.09, (y) all rights under the Option and (z) to Board representation and all other rights under this Agreement and the Amended and Restated Investors' Rights Agreement, excluding those rights that accrue to the Investor by virtue of its ownership of shares of Common Stock on the same basis as any other stockholder of the Company and those rights with respect to representations, warranties and indemnifications under this Agreement.

              SECTION 2.03. Closing. Subject to the satisfaction or waiver of the conditions set forth herein, the purchase and sale of the Shares shall be made at a closing to be held at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York at 10:00 a.m. New York time on the later to occur of
(a) February 28, 2005 or (b) the next Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article VI or at such other place or at such other time or on such other date as the Investor and the Company may mutually agree upon in writing (the "Closing"). The date on which the Closing occurs shall be referred to herein as the "Closing Date."

              SECTION 2.04. Use of Proceeds. The Company shall use the proceeds received upon the sale of the Shares as set forth in Section 2.04 of the Disclosure Schedule.

              SECTION 2.05. Closing Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to the Investor:

                  (a) a stock certificate representing 700,000 shares of Common Stock duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to the Investor and with all required stock transfer tax stamps affixed;

                  (b) the QuantRx Option, substantially in the form of Exhibit B (the "Option Agreement");

                  (c) an executed counterpart of the Amended and Restated Investors' Rights Agreement;

                  (d) a copy of the consulting agreement, executed by Dr. Elmaleh and the Company, substantially in the form attached hereto as Exhibit C;

                  (e) a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company, of the resolutions duly and validly adopted by the Board of Directors of the Company evidencing its authorization of the execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby;

                  (f) a certificate of a duly authorized officer of the Company certifying as to the matters set forth in Section 6.02;

                  (g) a copy of (i) the Certificate of Incorporation, as amended (or similar organizational documents), of the Company, certified by the Secretary of State of the State of Delaware, as of a date not earlier than five Business Days prior to the Closing and accompanied by a certificate of the Secretary or Assistant Secretary the


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              Company, dated as of each Closing, stating that no amendments have been made to such Certificate of Incorporation (or similar organizational documents) since such date, and (ii) the By-laws
              (or similar organizational documents) of the Company certified by the Secretary or Assistant Secretary of the Company; and

                        (h) good standing certificates for the Company from the
              Secretary of State of the State of Delaware and from the Secretary of State in each other jurisdiction in which the properties owned or leased by the Company, or the operation of its business in such jurisdiction, requires the Company to qualify to do business as a foreign corporation, in each case dated as of a date not earlier than five Business Days prior to the Closing.

              SECTION 2.06. Closing Deliveries by the Investor. At the Closing, the Investor shall deliver to the Company:

                  (a) $750,000 by wire transfer in immediately available funds to the Payment Amount Bank Account;

                  (b) an executed counterpart of the Amended and Restated Investors' Rights Agreement;

                  (c) a true and complete copy, certified by the Secretary or an Assistant Secretary of the Investor, of the resolutions duly and validly adopted by the Board of Directors of the Investor evidencing its authorization of the execution and delivery of each of the Transaction Documents to which the Investor is a party and the consummation of the transactions contemplated hereby and thereby;

                  (d) a certificate of a duly authorized officer of the Investor certifying as to the matters set forth in Section 6.01;

                  (e) a copy of (i) the Certificate of Incorporation, as amended (or similar organizational documents), of the Investor, certified by the Secretary of State of the State of Nevada, as of a date not earlier than five Business Days prior to the Closing and accompanied by a certificate of the Secretary or Assistant Secretary the Investor, dated as of each Closing, stating that no amendments have been made to such Certificate of Incorporation (or similar organizational documents) since such date, and (ii) the By-laws (or similar organizational documents) of the Investor certified by the Secretary or Assistant Secretary of the Investor; and

                  (f) a good standing certificate for the Investor from the Secretary of State of the State of Nevada and from each state in which the properties owned or leased by the Investor, or the operation of its business, require the Investor to qualify to do business as a foreign corporation, dated as of a date not earlier than five Business Days prior to the Closing.

                  (g) the convertible promissory note issued by the Company in favor of the Investor, in the principal amount of $250,000, marked "CANCELLED."

              SECTION 2.07. Stage 2 Investment. Upon receipt by the Investor of notification from the Company that the Company has completed a Phase I Trial for not less than 12 subjects


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for a compound being developed by the Company (each a "Phase I Trial"), the
Investor shall have the option, in its sole discretion, to invest in such compound for which the Phase I Trial has been completed (a "Compound"). Any investment by the Investor in a Compound shall be referred to herein as a "Stage 2 Investment". Stage 2 Investments shall be structured as follows (the percentages referred to in this section are set forth in the Pro Forma Capitalization Table attached as Exhibit D as the same may be revised pursuant hereto (the "Pro Forma Table")): (1) First, upon the Successful Completion of a Phase I Trial for any Compound, the Investor shall be entitled to receive, for an investment of $1,250,000, that number of shares of Common Stock that constitutes one-third of the percentage set forth as the "Investors 2nd Round" investment share percentage of the issued and outstanding capital stock of the Company on a fully diluted and as converted basis as set forth in the Pro Forma Table (the "2nd Round Percentage"); (2) Second, upon the completion of a Phase I Trial for a second Compound, the Investor shall be entitled to receive, for an investment of $1,250,000, that number of shares of Common Stock that constitutes one-third of the 2nd Round Percentage; and (3) Third, upon the completion of a Phase I Trial for a third Compound, the Investor shall be entitled to receive, for an investment of $1,250,000, that number of shares of Common Stock that constitutes one-third of the 2nd Round Percentage. The Investor may, at its option and in its sole discretion, invest in any Compound as set forth in this
Section 2.07; however, the Investor is not obligated to invest in all the Compounds. The Company shall provide notification to the Investor immediately after it has Successfully Completed a Phase I Trial for any Compound. Any investment by the Investor made pursuant to this Section 2.07 shall be completed within 90 days after the Company provides such notification. Each Stage 2 Investment shall be consummated pursuant to, and in accordance with, a definitive agreement, which shall contain the terms and conditions set forth in this Section 2.07 and shall be substantially similar to this Agreement. If the Investor declines to invest in a Compound as set forth in this Section 2.07, the Investor shall lose its rights in the future to invest in such Compound under
Section 2.08 below, but notwithstanding anything to the contrary set forth in this Agreement, shall not lose any other rights under any Transaction Document.

              SECTION 2.08. Stage 3 Investment. Upon receipt by the Investor of notification from the Company that the Company has completed a Phase II Trial for not less than 15 subjects for a Compound being developed by the Company (each a "Phase II Trial"), the Investor shall have the option, in its sole discretion, to invest in such Compound for which the Phase II Trial has been completed. Any investment by the Investor in a Compound shall be referred to herein as a "Stage 3 Investment". Stage 3 Investments shall be structured as follows: (1) First, upon the completion of a Phase II Trial for any Compound, the Investor shall be entitled to receive, for an investment of $1,250,000, , that number of shares of Common Stock that constitutes one-third of the percentage set forth as the "Investors 3rd Round" investment share percentage of the issued and outstanding capital stock of the Company on a fully diluted and as converted basis as set forth in the Pro Forma Table (the "3rd Round Percentage"); (2) Second, upon the completion of a Phase II Trial for a second Compound, the Investor shall be entitled to receive, for an investment of $1,250,000, that number of shares of Common Stock that constitutes one-third of the 3rd Round Percentage; and (3) Third, upon the completion of a Phase II Trial for a third Compound, the Investor shall be entitled to receive, for an investment of $1,250,000, that number of shares of Common Stock that constitutes one-third of the 3rd Round Percentage. The Investor may, at its option and in its sole discretion, invest in any Compound as set forth in this Section 2.08; however, the Investor is not obligated to invest in all the Compounds. The


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Company shall provide notification to the Investor immediately after it has completed a Phase II Trial for any Compound. Any Stage 3 Investment made pursuant to this Section 2.08 shall be completed within 90 days after the Company provides such notification. Each Stage 3 Investment shall be consummated pursuant to, and in accordance with, a definitive agreement, which shall contain the terms and conditions set forth in this Section 2.08 and shall be substantially similar to this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, if the Investor declines to invest in a Compound as set forth in this Section 2.08, the Investor shall not lose any rights under any Transaction Document.

              SECTION 2.09. Stage 4 Investment. After the Investor has invested at least $9,000,000 in the Company, the Investor shall have the right to purchase all of the shares of Common Stock of the Company as set forth in
Article VIII of the Amended and Restated Investors' Rights Agreement (the "Stage 4 Investment"). The Stage 4 Investment shall be consummated pursuant to, and in accordance with, a definitive agreement, which shall contain the terms and conditions set forth in such Article VIII and shall be consistent with this Agreement.

              SECTION 2.10. Acceleration of Investments. The Investor shall have the right, in its sole discretion, to accelerate the timing of any of its investments described in Sections 2.07, and 2.08 so that at any time during the term of this Agreement, the Investor may purchase from the Company the shares of Common Stock described in such sections for the investment amounts also set forth in such sections (the acceleration of the Investor's investment under Sections 2.07 and 2.08 may entitle the Investor to make the Stage 4 Investment as provided in the Amended and Restated Investors' Rights Agreement).

              SECTION 2.11. Issuance of Options. Prior to consummation of a Stage 2 Investment (the "Initial Period"), the Company shall be permitted to issue options to purchase shares of Common Stock to employees, consultants, advisors and directors under the Stock Option Plan ("Options"); provided, however, that during the Initial Period, the Company shall only be permitted to issue Options to purchase that number of shares of Common Stock that equals 1.5% of the issued and outstanding shares of capital stock of the Company on a fully diluted and as converted basis. After consummation of a Stage 2 Investment and prior to consummation of a Stage 3 Investment (the "Stage 2 Period"), the Company shall be permitted to issue Options; provided, however, that during the Stage 2 Period, the Company shall only be permitted to issue Options to purchase that number of shares of Common Stock that equals 0.5% of the issued and outstanding shares of capital stock of the Company on a fully diluted and as converted basis for each $1,250,00 investment by the Investor in a Compound. After consummation of a Stage 3 Investment and prior to consummation of a Stage 4 Investment (the "Stage 3 Period"), the Company shall be permitted to issue Options; provided, however, that during the Stage 3 Period, the Company shall only be permitted to issue Options to purchase that number of shares of Common Stock that equals 0.5% of the issued and outstanding shares of capital stock of the Company on a fully diluted and as converted basis for each $1,250,000 investment by the Investor in a Compound. The Company shall not issue Options except in accordance with this Section 2.11 and no Options issued pursuant to this Section 2.11 shall be issued with an exercise price that is less than $1.43 without the consent of the Investor; provided, however, that the Company shall be permitted to issue additional options as an incentive to certain new employees, consultants, advisors and directors that are mutually agreed to by the Investor and the Company.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

              As an inducement to the Investor to enter into this Agreement, the Company hereby represents and warrants to the Investor as follows:

              SECTION 3.01. Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into each Transaction Document, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary. The execution and delivery of each Transaction Document by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Company. This Agreement has been, and upon its execution the other Transaction Documents shall have been, duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Investor) this Agreement constitutes, and upon its execution the other Transaction Documents shall constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

              SECTION 3.02. Capitalization. The authorized capital stock of the Company consists of 10,700,000 shares, consisting of (i) 10,000,000 shares of Common Stock and (ii) 700,000 shares of Preferred Stock of the Company, $0.001 par value (the "Preferred Stock"). As of the date hereof, (i) 1,797,500 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 932,000 shares of Common Stock are available for issuance pursuant to employee stock options granted pursuant to the Stock Option Plan and (iii) 287,500 shares of Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. Immediately prior to the consummation of the transactions contemplated hereby, the outstanding shares of capital stock of the Company will be held beneficially and of record by the Persons identified in Section 3.02 of the Disclosure
Schedule in the amounts indicated thereon. Except as set forth in Section 3.02 of the Disclosure Schedule, there are no outstanding subscriptions, options, warrants, phantom rights, commitments, agreements, arrangements or understandings of any kind for or relating to the issuance, or sale or purchase of, any shares of capital stock of any class or series or other equity interests of the Company, or outstanding securities convertible thereinto or exchangeable therefor. The Company has no obligation to purchase, redeem, or otherwise acquire any of its capital stock or any interests therein. As of the Closing, the Company shall have reserved and available 932,000 shares of Common Stock for issuance under or pursuant to the Stock Option Plan. None of the Company's stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse or repurchase right) upon the occurrence of any event or combination of events. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing or any other means. After giving effect to the transactions contemplated hereby, all of the outstanding shares of capital stock of the Company, including without limitation the Shares, will have been duly and validly authorized and issued and will be fully paid and non assessable and free of Encumbrances other than restrictions on transfer under the Amended and Restated Investors' Rights Agreement or applicable state and federal securities laws. Subject in part to the truth and accuracy of the Investors' representations set forth in Article IV below, the offer, issuance, sale and delivery of the Shares as contemplated by this Agreement are or will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and the qualification or registration provisions of applicable state securities laws. Neither the Company nor its authorized agents will take any action that would cause the loss of such exemption. Except as set forth in Section 3.02 of the Disclosure Schedule and the Transaction Documents, there are no preemptive rights, rights of first refusal, put or call rights or obligations or anti dilution rights with respect to the issuance, sale or redemption of the Company's capital stock. Except as set forth in Section 3.02 of the Disclosure Schedule and the Transaction Documents, there are no rights to have the Company's capital stock registered for sale to the public pursuant to the laws of any jurisdiction, and there are no agreements of which the Company is aware, other than the Amended and Restated Investors' Rights Agreement, relating to the voting of the Company's voting securities or restrictions on the transfer of the Company's capital stock. The Company's issuance of the Shares shall not trigger any adjustments to the conversion prices or exercise prices of any of the Company's outstanding securities.

              SECTION 3.03. No Conflict. The execution, delivery and performance of each Transaction Document by the Company do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of the Company, or (b) to the Knowledge of the Company, conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to the Company, or any of its assets, properties or businesses or conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company or is a party or by which any of the Shares or any of such assets or properties is bound or affected.

              SECTION 3.04. Governmental Consents and Approvals. To the Knowledge of the Company, the execution, delivery and performance of each Transaction Document by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority. The Company knows of no reason why all the consents, approvals and authorizations necessary for the consummation of the transactions contemplated by this Agreement will not be received.

              SECTION 3.05. Financial Information; Books and Records.

                  (a) The Company has furnished copies of the Company's unaudited balance sheet as of December 31, 2005 and related unaudited statements of operations and statements of cash flows for the period then ended (the "Financial Statements"), and such Financial Statements (a) have been prepared in good faith in accordance with the books and records of the Company, (b) fairly present the financial condition and operating results of the Company as of such dates and the financial results of the Company for such periods and (c) were prepared in accordance with GAAP consistently applied during the periods covered thereby, except that they do not contain all of the footnotes required by GAAP and they remain subject to year-end adjustments, consisting of normally recurring adjustments.

                  (b) Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2005 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually and in the aggregate would not have, or be reasonably likely to have, a Material Adverse Effect.

                  (c) To the Knowledge of the Company, since December 31, 2005, there has been (i) no material adverse change in the condition (financial or otherwise) of the Company or in the assets (including intangible assets), liabilities, condition (financial or other), business, property, results of operations or prospects or contractual rights of the Company and (ii) no events, circumstances or occurrences of any kind that, individually and in the aggregate, have had or could reasonably be likely to have a Material Adverse Effect.

                  (d) The Company maintains and will continue to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  SECTION 3.06. Litigation. There is no action, suit or proceeding or governmental proceeding, inquiry or investigation pending or, to the knowledge of the Company, threatened, by or against the Company or affecting any of the Company's properties or assets, or against any director, officer or stockholder of the Company in his, her or its capacity as such, nor, to the knowledge of the Company, has there occurred any event nor does there exist any condition on the basis of which any litigation, proceeding or investigation might reasonably be instituted. Neither the Company nor any director, officer or, to the Knowledge of the Company, a stockholder in his, her or its capacity as such is a party to or in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency.

              SECTION 3.07. Tax Matters.

                  (a) The Company has paid all federal, state, local, foreign or other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, withholding taxes, stamp taxes, transfer and property taxes, or other tax of any kind whatsoever, whether or not measured in whole or in part by net income, including any interest, penalty, or addition thereto, whether disputed or not (collectively, "Taxes") required to be paid by it through the date hereof.

                  (b) All Taxes and other assessments and levies which the Company is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities when due.

                  (c) The Company has, in accordance with applicable law, timely and properly filed all federal, state, local and foreign tax returns, declarations, reports, claims for refund, information returns or statements relating to Taxes (collectively, "Tax Returns") required to be filed by it through the date hereof. To the Knowledge of the Company, all such Tax Returns were correct and complete in all respects. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return.

                  (d) The Company has not entered into any Reportable Transactions or Listed Transactions, as defined in Section 6707A of the Code.

                  (e) No issue relating to Taxes has been raised by a federal, state, local or foreign taxing authority during any pending audit or examination, and no issue relating to Taxes was raised by a taxing authority in any completed audit or examination, that reasonably can be expected to recur in a later taxable period.

                  (f) There are no Encumbrances on any of the assets of Company that arose in connection with any failure (or alleged failure) to pay any Tax, except for Encumbrances for Taxes not yet due.

                  (g) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

              SECTION 3.08. Title to Properties. The Company does not own any real property. The Company has a valid and enforceable leasehold interest in all of its leased real property, free and clear of any material Encumbrances. The Company has good title to or a valid and enforceable leasehold interest in all personal property used in or necessary to the business of the Company, free and clear of any material Encumbrances, and the same is in good condition and repair (ordinary wear and tear excepted). The Company is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has the Company received written notice of any violation with which it has not complied in all material respects.

              SECTION 3.09. Intellectual Property.

                  (a) The Company owns, or possesses a license or other sufficient legal right to use, all trademarks, service marks, tradenames, copyrights, trade secrets, licenses, customer lists, computer programs and patents, and other technical data, concepts and know-how that is reasonably necessary or desirable to the conduct of its business as conducted and as proposed to be conducted (collectively the "Intellectual Property") without, to the Knowledge of the Company, any conflict with or infringement of the valid rights of others. Section 3.09 of the of the Disclosure Schedule sets forth a list and brief description of all domestic and foreign patents, trademarks, service marks, trade names and copyrights, and all applications therefor, that are owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right.

                  (b) The Company has taken commercially reasonable precautions to (i) protect its rights in the Intellectual Property and (ii) maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property. To the Knowledge of the Company, there have been no acts or omissions by any officer, director, stockholder or employee of, or consultant to, the Company the result of which would be to materially compromise the rights of the Company to apply for or enforce appropriate legal protection of any Intellectual Property. To the Knowledge of the Company, it will not be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company. Each employee has assigned to the Company all intellectual property rights such employee owns that are related to the Company's business as now conducted.

                  (c) The Company has the right to use the Intellectual Property free and clear of any Encumbrances. No written claim has been received by the Company or, to the Knowledge of the Company, threatened to the effect that the use of any Intellectual Property by the Company could infringe upon or conflict with the rights of any other Person and, to the Knowledge of the Company, there is no basis for any such claim. No written claim has been received by the Company or, to the Knowledge of the Company, threatened to the effect that any Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the Knowledge of the Company, there is no basis for any such claim.

                  (d) Each officer of the Company and each employee and consultant with access to Company confidential information or trade secrets has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form delivered to counsel for the Investors.

                  (e) Section 3.09(e) of the Disclosure Schedule lists all material agreements (whether written or oral and whether with the Company or third parties, including license agreements, research agreements, development agreements, publishing agreements, distribution agreements, settlement agreements, consent to use agreements and covenants not to sue, other than licenses for personal computer software that are generally available on nondiscriminatory pricing terms and have an individual acquisition cost of $50 or less per annual license fee), including any track or mechanical license, to which the Company is a party or otherwise bound, granting any right to use, exploit or practice any Intellectual Property, or restricting the right of the Company to use or enforce any Intellectual Property (the "IP License Agreements"), specifying the name of the parties thereto and whether such IP License Agreement is an inbound license, an outbound license or a cross-license and specifying the product(s) to which such agreement relates. Each IP License Agreement is valid and binding on the Company and, to the Knowledge of the Company, all other parties thereto and is enforceable against the Company in accordance with its terms. Except as set forth in Section 3.09(e), none of the IP License Agreements grants any third party exclusive rights to or under any Intellectual Property or the right to sublicense any Intellectual Property. The Company is in material compliance with, and has not breached any term of, such IP License Agreements, and all other parties to such IP License Agreements are in material compliance with, and have not breached any term of, such IP License Agreements.

              SECTION 3.10. Material Contracts.

                  (a) Section 3.10(a) of the Disclosure Schedule lists each of the following contracts and agreements (including oral agreements) of the Company (the "Material Contracts"):


                        (i) each contract, agreement, invoice, purchase order and other arrangement, for the purchase of personal property, with any supplier or for the furnishing of services to the Company or otherwise related to the business of the Company under the terms of which the
          Company: (A) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 2006, (B) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate over the remaining term of such contract or (C) cannot be cancelled by the Company without penalty or further payment and without more than 30 days' notice;

                       (ii) each contract, agreement, invoice, sales order and other arrangement, for the sale of personal property, or for the furnishing of services by the Company which: (A) is likely to involve consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 2006, (B) is likely to involve consideration of more than $50,000 in the aggregate over the remaining term of the contract or (C) cannot be cancelled by the Company without penalty or further payment and without more than 30 days' notice;

                        (iii) all contracts or agreements relating to the licensing, distribution, development, purchase, sale or servicing of its products or services except in the ordinary course of business consistent with past practices;

                        (iv) all indentures, mortgages, promissory notes, loan agreements, guaranties or other agreements or commitments for borrowing or any pledge or security arrangement;

                        (v) all employment contracts, noncompetition agreements or other agreements with present or former officers, directors, employees or stockholders of the Company or Persons related to or affiliated with such Persons;

                        (vi) all stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company, including, without limitation, any agreement with any stockholder of the Company which includes anti dilution rights, registration rights, voting arrangements, operating covenants or similar provisions;

                        (vii) all pension, profit sharing, bonus, retirement, severance, stock option plans or other similar plans;

                        (viii) all royalty, dividend or similar arrangements based on the revenues or profits of the Company or any contract or agreement involving fixed price or fixed volume arrangements;


                        (ix) all joint venture, partnership, manufacturer, development or supply agreements;

                        (x)    all acquisition, merger or similar agreements;

                        (xi) all broker, distributor, dealer, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Company is a party;

                        (xii) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party and which are not cancelable without penalty or further payment and without more than 30 days' notice;

                        (xiii) all contracts and agreements with any governmental authority to which the Company is a party;

                        (xiv) all contracts and agreements that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

                        (xv) all contracts and agreements between or among the Company and any of its Affiliates or an officer, director or stockholder of any of them;

                        (xvi) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company or the conduct of the business of the Company, the absence of which, individually or in the aggregate, could reasonably be likely to have a Material Adverse Effect.

                  (b) To the Knowledge of the Company, all contracts, agreements, leases and instruments set forth on Section 3.10(a) of the Disclosure Schedule are valid and are in full force and effect in all material respects and constitute legal, valid and binding obligations of the Company, as applicable, and, to the Knowledge of the Company, of the other parties, and are enforceable in accordance with their respective terms, except (A) as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, which affect enforcement of creditors' rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief, or general principles of equity or other equitable remedies and (C) to the extent the indemnification provisions contained therein may further be limited by applicable laws and principles of public policy. The Company has not received any written notice and has no knowledge of any other notice or overt threat to terminate any such contracts, agreements, leases or instruments. The Company is not, nor to the Knowledge of the Company, any other party, is not in material default in complying with any provisions of any such contract, agreement, lease or instrument, and to the Knowledge of the Company, no condition or event or fact exists which, with notice, lapse of time or both, would constitute a material default thereunder on the part of the Company.

                  (c) The Company has made available to the Investor true and complete copies of all Material Contracts.

              SECTION 3.11. Governmental Approvals; Compliance with Laws.

                  (a) To the Knowledge of the Company, the Company is in compliance in all material respects with all applicable laws and regulations. The Company has all of the material permits, licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies reasonably necessary for the Company to conduct its business as presently conducted and as contemplated to be conducted. All such permits, licenses, orders, franchises and other rights and privileges are in full force and effect and, to the Knowledge of the Company, no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders, franchises or other rights and privileges will be affected by the consummation of the transactions contemplated by a Transaction Document. The Company has never entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any material aspect of the business, affairs, properties or assets of the Company or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any regulatory agency with respect to any aspect of the business, affairs, properties or assets of the Company.


                  (b) Neither the Company, nor the Company's officers, nor to the Knowledge of the Company, its directors, have ever:

                        (i) Filed a petition under the federal bankruptcy laws or any state insolvency law or had a filing against, or had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such Person, or any partnership in which he or it was a general partner;

                        (ii) Been convicted of a crime or been a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

                        (iii) Been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the "SEC") or any other regulatory authority to have violated any federal or state securities law, banking law or any federal commodities law and the judgment in such civil action or finding has not been subsequently reversed, suspended, or vacated; or

                        (iv) Been subject to any order, judgment or decree of any court of competent jurisdiction permanently or temporarily enjoining him, her or it from engaging or otherwise imposing limits or conditions on his, her or its engagement in any securities, banking, insurance, investment advisory or other type of business or acting as an officer or director of a public company.

              SECTION 3.12. Insurance Coverage. Section 3.12 of the Disclosure Schedule provides a complete list of the Company's insurance policies currently in effect. The Company has insurance coverage in types and amounts customary for similarly situated companies and as otherwise required by law.

              SECTION 3.13. Employee Benefit Matters.

                  (a) Section 3.13(a) of the Disclosure Schedule contains a list as of the date hereof, complete and accurate in all material respects, of any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including, without limitation, each "employee benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (whether or not ERISA is applicable to such plan), that is or has been maintained, contributed to, or required to be contributed to, by the Company or any Company Affiliate for the benefit of any employee of the Company, or with respect to which the Company or any Company Affiliate has or may have any liability or obligation, other than a Compensation Agreement (as defined below) (the `Benefit Plan"). As of the date hereof, the Company has not committed to establish or enter into any new Benefit Plan, or to modify any Benefit Plan (except to the extent required by law or to conform any such Benefit Plan to the requirements of any applicable law). All Benefit Plans and any related material documents have been made available to the Investors.

                  (b) The Company and all Company Affiliates have performed all material obligations required to be performed by them under, are not in default or violation of, and have no knowledge of any default or violation by any other party to, the material terms of any Benefit Plan, and each Benefit Plan has been established and maintained in all material respects in accordance with its terms and in compliance with applicable laws. There are no claims, suits or actions pending, or to the Knowledge of the Company, threatened (other than routine claims for benefits), against any the Benefit Plan or against the assets of any the Benefit Plan. To the Knowledge of the Company, there are no audits, inquiries or proceedings pending or threatened by the Internal Revenue Service, the United States Department of Labor or any other governmental authority with respect to any the Benefit Plan. To the Knowledge of the

Company, the Company and all the Company Affiliates have made all contributions and other payments required by and due under the terms of each the Benefit Plan.

                  (c) Section 3.13(c) of the Disclosure Schedule contains a list as of the date hereof, complete and accurate in all material respects, of each management, employment, severance, consulting, relocation, repatriation, expatriation, or other agreement, or contract between the Company or any Company Affiliate and any employee, consultant, director, advisor or independent contractor of the Company (the "Company Employees") (such agreements, the "Compensation Agreements"), excluding any such agreement or contract that, by its terms, in all circumstances, the Company's obligation is less than $50,000 per annum. Except as set forth in Section 3.13(c) of the Disclosure Schedule, to the Knowledge of the Company, the Company and all of the Company Affiliates: (i) are in material compliance with all applicable laws with respect to employment, employment practices, discrimination, withholding, employment taxes, reporting and payment of any compensation, harassment, terms and conditions of employment, classification of employees and consultants and wages and hours; (ii) have no agreements with the Company Employees that provide for severance payments or benefits or payments contingent upon a change in control or ownership of the Company; (iii) do not have and have not had any organizational activity or labor dispute, and no application for certification of a collective bargaining agreement is pending or, to the Knowledge of the Company, is threatened; (iv) have no employees who are also employees of other entities or who have any conflicting obligations or agreements for their services, and the relationship of such employees with the Company has been fully disclosed to such entities. Except as set forth in Section 3.13(c) of the Disclosure Schedule, to the Knowledge of the Company, there are no pending, threatened, or reasonably anticipated claims or actions against the Company or any Company Affiliate under any Compensation Agreement or workers' compensation policy or long-term disability policy.

              SECTION 3.14. No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or its stockholders or its Affiliates.

              SECTION 3.15. Transactions with Affiliates. There are no loans, leases or other continuing arrangements between the Company on one hand, and any officer, director or stockholder of the Company or any respective family member or Affiliate of such officer, director or stockholder, on the other hand.

              SECTION 3.16. Corporate Records. The corporate record books of the Company accurately record all material corporate action taken by its stockholders and board of directors and committees. The copies of the corporate records of the Company, as made available to the Investors for review, are true and complete copies of the originals of such documents.

              SECTION 3.17. Disclosures. Neither this Agreement nor any other Transaction Document, nor any other agreement, document or written statement made by the Company and furnished by the Company to the Investors in connection with the transactions contemplated hereby, taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein, collectively or taken as a whole, not misleading in the light of the circumstances in which they were made; it being understood that with respect to any information provided by the Company based upon or constituting a forecast or projection, the Company represents only that
(a) it acted in good faith and utilized reasonable assumptions in light of conditions existing at the time of delivery of such information and (b) it exercised due care in the preparation of such information. There is no material fact directly relating to the business, operations, condition or prospects of the Company (including any competitive developments, but other than facts which relate to general economic or industry trends or conditions) that, individually or in the aggregate, has had or could reasonably be likely to have a Material Adverse Effect that has not been set forth in this Agreement or in any Schedule hereto.

              SECTION 3.18. Certain Payments. The Company has not, nor to the Knowledge of the Company, any director, officer, agent, employee, or other Person acting on behalf of any of them, has not directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Federal, state, local, or foreign statute, law, regulation, ordinance, rule, judgment, order, decree or other governmental requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

              SECTION 3.19. Environmental.

                  (a) The Company is in compliance with all Environmental Laws, except where such non-compliance, individually or in the aggregate, has not had or would not reasonably be likely to have a Material Adverse Effect.

                  (b) Company has not received any notice that alleges that the Company is not in compliance with any Environmental Laws. There is no Environmental Claim pending, or to the Knowledge of the Company, threatened against the Company with respect to the operations or business of the Company, or against any Person whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, and to the Knowledge of the Company, there are no circumstances that could form the basis of any such Environmental Claim in the future.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE INVESTOR

                  As an inducement to the Company to enter into this Agreement, the Investor hereby represents and warrants to the Company as follows:

              SECTION 4.01. Authorization. The Investor has all requisite corporate power and authority to enter into each Transaction Document, and, assuming the due authorization, execution and delivery by the other parties thereto, each such agreement when executed and delivered by the Investor will constitute its valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Investor.

              SECTION 4.02. Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that Shares to be received by such by the Investor will be acquired for investment for the Investor's own account (or the account of its respective Affiliates), not as a nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of any applicable law, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same to any other Person in violation of any applicable law. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person or to any third Person, with respect to any of the Shares. The Investor understands that the offer and sale of the Shares has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Investor's investment intent and the accuracy of the Investor's representations as expressed herein.

              SECTION 4.03. Disclosure of Information. The Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Article III of this Agreement or the right of the Investor to rely thereon.

              SECTION 4.04. Investment Experience. The Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Investor further represents that it has not been organized for the sole purpose of acquiring the Shares. The Investor can bear the economic risk of its investment and is able, without impairing the Investor's financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of the Investor's investment.

              SECTION 4.05. Restricted Securities. The Investor understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances. In the absence of any effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. In this connection, such Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, including without limitation the Rule 144 condition that current information about the Company be available to the public. Such Investor understands and agrees that, except as provided herein and in the Amended and Restated Investors' Rights Agreement, the Company is not under any obligation to register the Shares under the Securities Act or to comply with Regulation A or any other exemption and that Rule 144 is not currently available for sales of the Shares.

              SECTION 4.06. Brokers' Fees. The Investor has taken no action which would give rise to any claim by any other Person for any brokerage commissions, finders' fees or the like relating to the sale of the Shares to the Investor.

              SECTION 4.07. No Public Market. The Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

              SECTION 4.08. Securities Filings. To the knowledge of the Investor, all disclosures required to be made by the Investor under federal and state securities laws have been made and are true, accurate and complete in all material respects.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

              The Company hereby covenants and agrees to effect and perform the following covenants, agreements and obligations from and after the Closing until this Agreement is terminated under Section 8.01:

              SECTION 5.01. Access to Information. Upon reasonable written notice, the Company shall cause its officers, directors and employees and shall cause the Company and each of the Company's officers, directors and employees to, subject to the prior acknowledgement of such party to maintain the confidential nature of disclosed items: (i) afford the officers, employees, agents, accountants, counsel, financing sources and representatives of the Investor reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Company and to those officers, directors, employees, agents, accountants and counsel of the Company who have any knowledge relating to the Company, and (ii) furnish to the officers, employees, agents, accountants, counsel, financing sources and representatives of the Investor such additional financial and operating data and other information regarding the assets, properties, liabilities and goodwill of the Company (or legible copies thereof) as the Investor may from time to time reasonably request. This section shall not apply to materials that the Company cannot disclose because of restrictions under applicable Law.

              SECTION 5.02. Notice of Developments. The Company shall promptly notify the Investor in writing of (i) all material events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any material breach of a representation or warranty or covenant of the Company in this Agreement or which could have the effect of making any representation or warranty of the Company in this Agreement untrue or incorrect in any material respect and (ii) all other material developments affecting the assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Company; provided, however, that such notification by the Company shall not be required if the Investor has already been given notice through the Investor's representation on the Board.

              SECTION 5.03. Right of First Refusal with Respect to Additional Financing.

                  (a) If at any time after the date hereof the Company seeks capital other than pursuant to Sections 2.07 or 2.08, the Company shall not seek any amount of capital that is less than $1,000,000 ("Additional Financing"). If the Company shall seek Additional Financing, it shall do so using the following process:

                        (i) The Company shall give notice to the Investor that the Company is seeking Additional Financing (the "Additional Financing Notice"). Such notice shall specify the amount of Additional Financing that is being sought and the price per share at which the Company intends to sell Common Stock to raise such Additional Financing. The Investor shall have 30 days within which to commit to fund such Additional Financing requirement, and 60 days thereafter within which to close on such Additional Financing. If the Investor shall close on such Additional Financing, the Company shall issue shares of Common Stock at the offered price. In connection with such closing, the Pro Forma Table shall be revised to include such shares of Common Stock in the capitalization of the Company; provided, however, that the per share price at which the Investor shall be entitled to purchase shares thereafter under Section 2.07 and Section 08, as applicable, shall not be changed on account of such revision.

                        (ii) As an alternative to providing Additional Financing on the terms offered by the Company, the Investor shall have the right to invest on an accelerated basis any uininvested portion of the $7,500,000 that the Investor may invest under Section 2.07 and
          Section 2.08. If the amount of the Additional Financing sought by the Company is less than or equal to the uninvested portion of the $7,500,000, the Company shall accept the amount tendered by the Investor at the per share prices applicable under Section 2.07 or
          Section 2.08, as applicable. Any portion of the Additional Financing not funded by the Investor as described above may be offered to other investors ("Other Investors"), but not at a price that shall be lower than the price at which the Investor acquired its shares of Common Stock.

                        (iii) If the Investor shall fail to provide Additional Financing as set forth above, the Company shall have the right to seek Additional Financing from Other Investors on the same terms and conditions as offered to the Investor. If Other Investors shall agree to invest the Additional Financing at the price offered by the Company, the Company shall be entitled to accept all of the Additional Financing from the Other Investors. Following the closing for the Additional Financing, the Pro Forma Table shall be revised to include the shares issued for Additional Financing in the capitalization of the Company; provided, however, that the per share price at which the Investor shall be entitled to purchase shares of Common Stock thereafter under Section 2.07 and Section 2.08 shall not be changed.


                  (b) Notwithstanding anything to the contrary contained in this Section 5.03, the restrictions under this Section 5.03(a) shall not apply to (i) a QPO (as such term is defined in the Amended and Restated Investors' Rights Agreement) or, (ii) any transaction with a potential strategic partner in the pharmaceutical or medical industries that has securities traded on a nationally recognized securities exchange or inter-dealer quotation system with a market capitalization of at least $100,000,000 (a "Strategic Partner"). Prior to the consummation of the events or transactions contemplated by (i) and (ii) above, the Investor shall be permitted to accelerate any of its Staged Investments in accordance with Section 2.10.

                  (c) If the Company enters into any Additional Financing on terms more favorable than the terms of the Shares and the QuantRx Option, then the Investor in its sole discretion may exchange the Shares and the QuantRx Option, valued at their stated value, for the securities issued or to be issued in such Additional Financing.

              SECTION 5.04. Further Action. Each of the Investor and the Company hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of the Transaction Documents and consummate and make effective the transactions contemplated hereby and thereby.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

              SECTION 6.01. Conditions to Obligations of the Company. The obligations of the Company to consummate the sale of the Shares and the QuantRx Option shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

                  (a) Representations, Warranties and Covenants. The representations and warranties of the Investor contained in this Agreement (x) that are not qualified by "materiality" or "Material Adverse Effect" shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of each Closing with the same force and effect as if made as of each Closing and (y) that are qualified by "materiality" or Material Adverse Effect" shall have been true and correct when made and shall be true and correct as of each Closing with the same force and effect as if made as of each Closing, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date with the same force and effect as if made as of each Closing, and except in the case of clause (y) above for such failure of such representations and warranties to be true and correct that would not have, individually or in the aggregate, a Material Adverse Effect, and (ii) the covenants and agreements contained in this Agreement to be complied with by the Investor on or before each Closing shall have been complied with in all material respects;

                  (b) No Proceeding or Litigation. No action shall have been commenced by or before any Governmental Authority against either the Company or the Investor, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Company, is likely to render it impossible or unlawful to consummate such transactions or which could have a Material Adverse Effect;

provided, however, that the provisions of this Section 6.01(b) shall not apply if the Company has directly or indirectly solicited or encouraged any such Action;

                  (c) Consents and Approvals. The Investor and the Company shall have received, each in form and substance reasonably satisfactory to the Company, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates which the Company reasonably deems necessary or desirable for the consummation of the transactions contemplated by the Transaction Documents except where such failure to obtain such consent could not reasonably be expected to have a Material Adverse Effect; and

              SECTION 6.02. Conditions to Obligations of the Investor. The obligations of the Investor to consummate the purchase of the Shares and the QuantRx Option shall be subject to the fulfillment or written waiver, at or prior to each Closing, of each of the following conditions:

                  (a) Representations, Warranties and Covenants. (i) The representations and warranties of the Company contained in this Agreement (x) that are not qualified by "materiality" or "Material Adverse Effect" shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of each Closing with the same force and effect as if made as of each Closing and (y) that are qualified by "materiality" or Material Adverse Effect" shall have been true and correct when made and shall be true and correct as of each Closing with the same force and effect as if made as of each Closing, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date with the same force and effect as if made as of each Closing, and except in the case of clause (y) above for such failure of such representations and warranties to be true and correct that would not have, individually or in the aggregate, a Material Adverse Effect, and (ii) the covenants and agreements contained in this Agreement to be complied with by the Company on or before each Closing shall have been complied with in all material respects;

                  (b) Conversion of Preferred Shares. At or prior to the Closing, the Company shall cause to be converted all of the issued and outstanding shares of Preferred Stock into shares of Common Stock;

                  (c) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against either the Company or the Investor, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Investor, is likely to render it impossible or unlawful to consummate such transactions or which could have a Material Adverse Effect or otherwise render inadvisable, in the sole discretion of the Investor, the consummation of the transactions contemplated by this Agreement;

                  (d) Consents and Approvals. The Investor and the Company shall have received, each in form and substance reasonably satisfactory to the Investor in its sole discretion, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates which the Investor in its sole discretion deems necessary or desirable for the consummation of the transactions contemplated by the

Transaction Documents except where such failure to obtain such consent could not reasonably be expected to have a Material Adverse Effect;

                  (e) Due Diligence. The Investor shall have completed all its business, legal and accounting due diligence with respect to the Company and shall, in its sole judgment, be satisfied with the results thereof;

                  (f) No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or could have, a Material Adverse Effect; and

                  (g) Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.

                                   ARTICLE VII

                                 INDEMNIFICATION

              SECTION 7.01. Survival of Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall survive until the 18th month after the Closing; provided, however, that the representations and warranties contained in Sections 3.01, 3.02, 3.07, 3.13 and
3.19 shall survive until the expiration of the relevant statute of limitations. Neither the period of survival nor the liability of the Company for breaches of representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Investor pursuant to any provisions of this Agreement. If written notice of a claim has been given prior to the expiration of the applicable survival period by an Investor to the Company, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

              SECTION 7.02. Indemnification by the Company.

                  (a) The Investor and its Affiliates, and their respective officers, directors, employees, managers, agents, successors and assigns (in each case, on the date hereof, each an "Indemnified Party") shall be indemnified and held harmless by the Company (the "Indemnifying Party") for and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including in any action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from (i) the breach of any representation or warranty made by the Company in this Agreement or (ii) the breach of any covenant or agreement by the Company in this Agreement. Notwithstanding the foregoing, the Indemnifying Party shall not be liable for any claim for indemnification pursuant to this Section 7.02(a), unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Indemnifying Party equals or exceeds $10,000, after which the Indemnifying Party shall be liable for all Losses; provided, however, that the Indemnifying Party's total indemnity obligation hereunder shall not exceed the Payment Amount.

                  (b) To the extent that the Company's undertakings set forth in this Section 7.02 may be unenforceable, the Company shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by any Indemnified Party.

              SECTION 7.03. Notice of Loss; Third Party Claims.

                  (a) During the period in which the indemnification obligations under this Section VII are in effect, an Indemnified Party shall give the Indemnifying Party written notice of any matter which an Indemnified Party has reasonably determined has given or could give rise to a right of indemnification under this Agreement, within sixty (60) days of such determination, stating the estimated amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section VII except to the extent the Indemnifying Party shall be materially prejudiced thereby.

                  (b) If an Indemnified Party shall receive notice of any third party claim, action, suit, arbitration, inquiry, proceeding, investigation audit, demand or assessment (each, a "Third Party Claim") against it or which may give rise to a claim for Loss under this Section VII, within thirty (30) days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party written notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section VII except to the extent that the Indemnifying Party is materially prejudiced by such failure, and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Section VII. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within thirty (30) days of the receipt of such notice from the Indemnified Party; provided, however, that if either: (x) the Indemnifying Party does not so assume such defense or (y) there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel (up to one counsel for all Indemnified Parties), at the reasonable expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party (not to be unreasonably withheld), unless such settlement contains a full release of such Indemnified Party.


              SECTION 7.04. Survival of Covenants and Agreements. The covenants and agreements of the parties contained in this Agreement shall survive the Closing and will remain in full force and effect in accordance with their terms.

                                  ARTICLE VIII

                                   TERMINATION

              SECTION 8.01. Termination.

                  (a) This Agreement may be terminated at any time prior to the Closing:

                        (i) by the Investor if, between the date hereof and the Closing: (A) an event or condition occurs that has resulted in a Material Adverse Effect, (B) any representations and warranties of the Company contained in this Agreement (1) that are not qualified by "materiality" or "Material Adverse Effect" shall not have been true and correct in all material respects when made or (2) that are qualified by "materiality" or "Material Adverse Effect" shall not have been true and correct when made, (C) the Company shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it or (D) the Company makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization;

                        (ii) by the Company if, between the date hereof and the Closing: (A) the Investor shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it or (B) the Investor makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Investor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

                        (iii) by the Investor if the Closing shall not have occurred by February 28, 2006.


                  (b)   This Agreement may be terminated at any time after the
Closing:

                        (i) by the Investor if, in its sole discretion, it notifies the Company that it will not make any Stage 2 Investments, any Stage 3 Investments or the Stage 4 Investment in accordance with Sections 2.07, 2.08 and 2.09, respectively;

                        (ii) by the Company, if the Investor notifies the Company that it will not make any Stage 2 Investments, any Stage 3 Investments or the Stage 4 Investment that has not already been funded, except that the Company shall not be permitted to terminate this Agreement if the Investor invests in any Compound under Section
          2.07 and also invests in any Compound under Section 2.08.

                        (iii) by the mutual written consent of the Company and the Investor;

                        (iv) by the Company if the Investor fails to pay $500,000 within 120 days of the Closing; or

                        (v) automatically upon a QPO (as such term in defined in the Amended and Restated Investors' Rights Agreement).

              SECTION 8.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Section 9.01 and (b) that nothing herein shall relieve either party hereto from liability for any breach of this Agreement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

              SECTION 9.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not any Closing shall have occurred.

              SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) or by electronic mail to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

                  (a)   if to the Company:

                        FluoroPharma, Inc.
                        c/o Puretech Ventures, LLC 222
                        Berkley Street Suite 1040,
                        Boston, MA 02116
                        Telecopy:_____________________________
                        Telephone:____________________________
                        Attention:____________________________
                        with a copy to:

                        Burns and Levinson LLP
                        25 Summer Street
                        Boston, MA 02116
                        Telecopy:_____________________________
                        Telephone:____________________________
                        Attention: James H. Belanger

                  (b)   if to the Investor:

                        QuantRx Biomedical Corporation
                        Suite 230, 321 Norristown Road
                        Ambler, Pennsylvania 19002
                        Telecopy: 215-542-4318
                        Telephone: 215-540-4206
                        E-mail: wwitoshkin@quantrxbiomedical.com
                        Attention: Walter Witoshkin, Chief Executive Officer

                        with a copy to:

                        Greenberg Traurig, LLP
                        200 Park Avenue
                        New York, NY 10166
                        Telecopy: (212) 805-9284
                        Telephone: (212) 801-6962
                        E-mail: helselm@gtlaw.com
                        Attention: Michael D. Helsel, Esq.

              SECTION 9.03. Public Announcements. Neither party hereto shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior notification to the other party unless otherwise required by Law or applicable stock exchange regulation, and the parties hereto shall cooperate as to the timing and contents of any such press release, public announcement or communication.

              SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.


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


              SECTION 9.05. Entire Agreement. The Transaction Documents constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Company and the Investor with respect to the subject matter hereof and thereof.

              SECTION 9.06. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Company and the Investor (which consent may be granted or withheld in the sole discretion of the Company or the Investor); provided, however, that the Investor may assign this Agreement or any of its rights and obligations hereunder to one or more Affiliates of the Investor without the consent of the Company.

              SECTION 9.07. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company and the Investor or (b) by a waiver in accordance with Section 9.08.

              SECTION 9.08. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

              SECTION 9.09. No Third Party Beneficiaries. Except for the provisions of Article VII relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any union or any employee or former employee of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

              SECTION 9.10. Specific Performance. The Company and Investor acknowledge and agree that they would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the other party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Company or the Investor may be entitled, at law or in equity, they shall be entitled to enforce and provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

              SECTION 9.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York, provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

              SECTION 9.12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WANES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

              SECTION 9.13. Counterparts. This Agreement maybe executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.



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                                       32

              IN WITNESS WHEREOF, the Company and the Investor have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   QUANTRX BIOMEDICAL CORPORATION


                                   By:
                                       /s/ Walter Witoshkin
                                       -----------------------------------------
                                       Name: Walter Witoshkin
                                       Title: Chief Executive Officer



                                   FLUOROPHARMA, INC.


                                   By:
                                       /s/ David Elmaleh
                                       -----------------------------------------
                                       Name:
                                       Title:



                                       33